2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION ANNOUNCES HOLIDAY SALES
AND COMPARABLE SALES OUTLOOK FOR THE FOURTH QUARTER OF FISCAL 2018

- Reaffirms Fiscal 2019 Outlook -

Minneapolis, MN, January 14, 2019 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today announced holiday sales through the first ten weeks of the fourth quarter and provided a comparable sales outlook for the fourth quarter of fiscal 2018 ending February 2, 2019.

•	Through the first ten weeks of the fourth quarter comparable sales increased approximately 3.0% at expanded merchandise margin rates as compared to the first ten weeks of last year’s fourth quarter.

•	Comparable sales are expected to be positive low single digits for the fourth quarter following a 5.7% sales comp increase in last year’s fourth quarter.

•	On-hand inventory is expected to be down mid-single digits as compared to the end of last year's fourth quarter.

Keri Jones, President and Chief Executive Officer, commented, “We are pleased to have delivered positive comparable sales for the holiday period with strong conversion rates thus far in the quarter. We also saw our eCommerce business continue to accelerate, which we attribute in-part to our ship-from-store initiative. We believe that our improved performance quarter-to-date was the result of new product resonating with customers, an enhanced in-store experience that made it easier to shop, compelling promotions, and our omni-channel initiatives. These results reflect the traction that we are starting to see from our strategic initiatives. Looking ahead, we remain focused on advancing our five strategic initiatives including enhancing and simplifying her shopping experience; delivering compelling promotions; growing our omni-channel business; building loyalty and growing our customer file; and continuing to reduce our cost structure. As such we are reaffirming our fiscal 2019 outlook.”

Fiscal 2019 Outlook
For fiscal 2019, the Company expects:

•
Net sales to increase 2% to 3% as the result of expanded omnichannel capabilities, enhancements to the overall product assortment, and more impactful marketing promotions to drive customer file growth;

•
Gross margin expansion of 300 to 350 basis points as a result of improved inventory management including supply chain and omni-channel initiatives, greater discipline around promotions and the continued reduction of occupancy costs;

•	SG&A as a percentage of sales to decline 150 to 200 basis points due to ongoing cost reduction initiatives; and

•	Inventory turns to improve as compared to fiscal 2018.

Fourth Quarter Conference Call
The Company plans to discuss its fourth quarter results in a conference call scheduled for March 13, 2019, at 8:30 a.m. Eastern Time.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of January 14, 2019, the Company operates 461 stores in 45 states consisting of 314 MPW stores, 80 Outlet stores, 35 Christopher & Banks stores, and 32 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214